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                          STOCK APPRECIATION RIGHT AGREEMENT

         STOCK APRECIATION RIGHT AGREEMENT, dated as of ___________ 199_, by and between GULFSTREAM AEROSPACE CORPORATION, a Delaware corporation (the "Company"), and ________ (the "Grantee").

          1. GRANT OF STOCK APPRECIATION RIGHT. The Company hereby grants to the Grantee a Stock appreciation right (the "Right") covering _____ reference shares (each a "Reference Share"). The base price for each Reference Share covered by this Right shall be $[6.15], as adjusted pursuant to this Agreement (as adjusted, the "Base Price").

          2. NO SALE OR TRANSFER. The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Right or any portion thereof, or grant any option or right to purchase the Right. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Right or any portion thereof or any grant of any option or right to purchase the Right shall be null and void.

          3.  EMPLOYMENT TERMINATION;  OTHER PAYMENTS IN RESPECT OF RIGHTS.

              3.1 AMOUNT PAYABLE UPON TERMINATION. (a) Except (i) as provided in this Section 3.1(a) or (ii) as may be agreed between the Company and the Grantee, if the Grantee shall no longer be employed on a full-time basis by either the Company or any of its affiliates for any reason whatsoever (whether voluntarily or involuntarily, including by reason of death, permanent disability or adjudicated incompetency), and irrespective of whether the Grantee receives, in connection therewith, any severance or other payment from the Company or any of its affiliates under any employment agreement or otherwise ("Terminated" or a "Termination"), the Right shall terminate and shall be of no further force and effect from and after the date of such Termination; provided, however, that if such Termination occurs after [one year from date of grant] as a result of the death or disability of the Grantee, the Company's or an affiliate's Termination of the Grantee without Cause or the Normal Retirement (as such terms are defined in Section 3.2(a)(1) hereof) of the Grantee (each of the foregoing, a "Vesting Termination"), the Company shall pay and the Grantee (or the guardian, executor, administrator or other legal representative of the Grantee (each a "Legal Representative")) shall be entitled to receive, subject to Article 4 hereof, in respect of each Vested Reference Share (as defined in Section 3.2(a)(1) hereof) an amount (the "Appreciation Amount") equal to the excess, if any, of (i) the Book Value Per Share, adjusted to reflect any Capital Transaction effected after the Valuation Date and prior to the Date of Determination of the Book Value of the Company (as such terms are defined

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in Section 3.2(a)(1) hereof), as if such event had occurred as of the Valuation
Date or, if prior to the date of Termination there shall have been any public offering (a "Public Offering") of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), the Market Price Per Share (as defined in Section 3.2(a)(1) hereof), over (ii) the Base Price.

         All references herein to "Grantee" shall be deemed to include references to the Grantee's Legal Representative, if any, unless the context otherwise requires.

                   (b) Notwithstanding the provisions of Section 3.1(a) hereof, if the Termination occurs after [one year from date of grant] as a result of the death or disability of the Grantee or the Normal Retirement of the Grantee, the Grantee, at the Grantee's option, exercisable by written notice delivered to the Company not later than 30 days after the Date of Determination of the Book Value of the Company or (if applicable) 60 days after the appointment of the Legal Representative, whichever period ends later (such date being referred to herein as the "Election Date"), may elect to retain, and not have Section 3.1(a) hereof apply to, all or any portion of his Vested Reference Shares, in which event the Company shall not make and the Grantee shall not be entitled to receive any payment pursuant to Section 3.1(a) hereof in respect of the number of Vested Reference Shares which the Grantee has elected to retain pursuant to this Section 3.1(b). Any Vested Reference Shares retained by the Grantee pursuant to the provisions of this Section 3.1(b) shall continue to be subject to the terms and conditions of this Agreement other than Section 3.1(a) hereof.

              3.2  DEFINITIONS; CERTIFICATES; MANNER OF PAYMENT.  (a)(1)(i)
The term "Book Value Per Share" shall mean the amount which would be payable in respect of one share of Common Stock in the event of a dissolution, liquidation or winding-up of the affairs of the Company if the amount of assets available for distribution in the event of such dissolution, liquidation or winding-up with respect to all shares of Common Stock outstanding as of the Valuation Date were equal to the Book Value of the Company. The term "Book Value of the Company" shall mean (1) the difference between (x) the total assets of the Company over (y) the sum of (A) the total liabilities and stockholders' equity of the Company less total stockholders' equity of the Company and (B) the aggregate amount payable upon the dissolution, liquidation or winding-up of the Company to all classes of the Company's capital stock ranking senior in preference to the Common Stock, on a consolidated basis, as of the Valuation Date, plus (2) $46,433,000 (which is the amount recorded on the audited consolidated statement of operations of the Company for the fiscal year ended December 31, 1990 for the Accumulated Postretirement Benefit Obligation as of March 20, 1990 under Statement of Financial Accounting; Standards No. 106, net of any related tax benefit accrued through the Valuation Date (the "Net APBO Amount"). For purposes of calculating the Appreciation Amount, the Book Value Per Share and the Book Value of the Company, all options on shares of Common Stock, (1)


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outstanding on the Date of Determination of the Book Value of the Company, or
(2) exercised between the Valuation Date and the Date of Determination of the Book Value of the Company shall be deemed to have been exercised on the Valuation Date and the number of outstanding shares on the Valuation Date shall be increased by the number of shares subject to those options, and the assets of the Company shall be increased by the aggregate exercise price of those options, unless the effect thereof would be antidilutive, in which case this sentence shall not be applicable.

                        (ii) The term "Stock Dividend" shall mean any stock split, stock dividend or reverse stock split. The term "Capital Transaction" shall mean any Stock Dividend, reclassification of the Common Stock, recapitalization (including, without limitation, any special dividend or distribution), spin-off, partial liquidation or similar capital adjustments.

                        (iii) The term "Cashed-Out Vested Reference Shares" shall mean the number of Vested Reference Shares less the number of Vested Reference Shares, if any, which the Grantee elects to retain pursuant to Section 3.1(b) hereof.

                        (iv) The term "Cause" shall mean the willful failure by the Grantee to perform his duties with the Company or an affiliate or the willful engaging in conduct which is materially injurious to the Company or an affiliate, monetarily or otherwise.

                        (v) The term "Date of Determination of the Book Value of the Company" shall mean the date on which the Appreciation Amount Certificate (as defined in Section 3.2(a)(2) hereof) or, if applicable, the Market Price Certificate (as defined in Section 3.2(a)(5) hereof) is delivered to the Grantee.

                        (vi) The term "Market Price Per Share" shall mean (x) if the Common Stock is listed on one or more stock exchanges or is quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System (the "National Market System"), the average of the closing sales prices of a share of Common Stock on the primary national or regional stock exchange on which such shares are listed or on the National Market System if quoted thereon or (y) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the National Market System), the average of the closing bid and asked prices of a share of Common Stock, in each case, for the 30 trading days (or such lesser number of trading days as any of the Common Stock shall have been so listed, quoted or traded) next preceding the date of Termination.


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                        (vii)     The term "Normal Retirement" shall mean the
retirement of the Grantee on or after his 65th birthday.

                        (viii) The term "Valuation Date" shall mean the last day of the fiscal year of the Company immediately preceding the fiscal year in which the Termination occurred.

                        (ix)      The term "Vested Reference Shares" shall equal
(1) if a Vesting Termination occurs after [one year from date of grant] but before [two years from date of grant], (x) 50% of the Aggregate Number of Reference Shares Granted (as defined below) minus (y) the Aggregate Number of Paid-out Reference Shares (as defined below), (2) if a Vesting Termination occurs on or after [two years from date of grant] but before [three years from date of grant], (x) 75% of the Aggregate Number of Reference Shares Granted minus (y) the Aggregate Number of Paid-out Reference Shares, and (3) if a Vesting Termination occurs on or after [three years from date of grant], 100% of the Reference Shares then held by the Grantee. The term "Aggregate Number of Reference Shares Granted" shall mean the aggregate number of Reference Shares granted to the Grantee on the date hereof (adjusted to reflect any Stock Dividend with respect to the shares of Common Stock effected after the date hereof and prior to the Date of Determination of the Book Value of the Company), and the term "Aggregate Number of Paid-out Reference Shares" shall mean the aggregate number of Paid-out Reference Shares (as defined in Section 3.3 hereof), if any (as so adjusted), with respect to all Section 3.3 Transactions (as defined in Section 3.3 hereof).

          (2) In the case of a Vesting Termination, as promptly as practicable, but in any event within 95 days, following the date of the Vesting Termination,
(a) the Company shall deliver to the Grantee a certificate of the chief financial officer of the Company setting forth the Appreciation Amount and stating that the financial statements referred to in this paragraph are available for review at the principal office of the Company (the "Appreciation Amount Certificate"), and (b) the Company shall make available to the Grantee, for review at the principal office of the Company, a copy of the Company's consolidated financial statements (including an audited consolidated balance sheet, but which need not include any other audited financial statements) as of the Valuation Date (if the Company, in the ordinary course of its business at the time, has its financial statements audited by independent public accountants), which statements shall be accompanied by an opinion letter from the firm of independent public accountants then regularly employed by the Company (the "Accountants") to the effect that the consolidated balance sheet contained therein presents fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the Valuation Date in conformity with generally accepted accounting principles; provided, however, that if the Company does not have its financial statements audited or for any other reason shall be unable to make a copy of its audited consolidated balance sheet available to the


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Grantee for review within 95 days following the date of Termination, the Company instead shall make available a copy of the Company's unaudited consolidated financial statements as of the Valuation Date, including an unaudited consolidated balance sheet, which statements shall be accompanied by (x) a certificate of the chief financial officer of the Company stating that, to the best of his knowledge, the consolidated balance sheet contained in the unaudited consolidated financial statements presents fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the Valuation Date in conformity with generally accepted accounting principles, and
(y) a review report from the Accountants to the effect that, based upon their review of the unaudited consolidated financial statements (which review does not constitute an examination in accordance with generally accepted auditing standards), they are not aware of any material modifications that should be made to such financial statements for them to be in conformity with generally accepted accounting principles. In addition to the financial statements referred to in the preceding paragraph, the Company shall make available to the Grantee, for review at the principal office of the Company, a schedule setting forth the Net APBO Amount (the "APBO Schedule"), accompanied by a letter from the Accountants stating that, based upon their review of the APBO Schedule, nothing came to their attention that caused them to believe that the APBO Schedule does not fairly reflect the calculation required by clause (2) of the second sentence of Section 3.2(a)(1)(i). The Net APBO Amount set forth on the APBO Schedule shall be final and binding on the Company and the Grantee for purposes of this Agreement. If the third sentence of Section 3.2(a)(1)(i) is applicable, the Company shall also make available to the Grantee, for review at the principal office of the Company, a schedule setting forth the adjustment to the Appreciation Amount by reason thereof (the "Option Schedule"), accompanied by a letter from the Accountants stating that, based upon their review of the Option Schedule, nothing came to their attention that caused them to believe that the Option Schedule does not fairly reflect the calculations required by such sentence. The calculations as set forth on the Option Schedule shall be final and binding on the Company and the Grantee for purposes of this Agreement.

          (3) In the event there has been a Stock Dividend after the date hereof and prior to the Date of Determination of the Book Value of the Company, the Base Price and the number of Reference Shares shall be adjusted proportionately and the number of shares outstanding for purposes of determining Book Value Per Share shall be the number of shares that would have been outstanding immediately after the Stock Dividend on the Valuation Date had the Stock Dividend occurred on the Valuation Date. In the event there has been a Capital Transaction other than a Stock Dividend after the date hereof and prior to the Date of Determination of the Book Value of the Company, the Company shall deliver to the Grantee, as an annex to the Appreciation Amount Certificate, a schedule setting forth the adjustment to the Book Value Per Share (the "Schedule"), accompanied, in the case of an adjustment being made to the Book Value of the Company by reason of


                                          5

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such Capital Transaction's having occurred between the Valuation Date and the
Date of Determination of the Book Value of the Company, by a letter report of the Accountants to the effect that, based upon their review of the Schedule, nothing came to their attention that caused them to believe that the Schedule does not fairly reflect the adjustment required by reason of such Capital Transaction. The adjustment as set forth on the Schedule shall be final and binding on the Company and the Grantee for purposes of this Agreement. The Board of Directors of the Company, in good faith, shall determine the fair market value of any property distributed and its determination shall be final and binding on the Company and the Grantee for purposes of this Agreement.

          (4) The Book Value of the Company, as reflected in the consolidated balance sheet prepared and reported on as set forth above, as adjusted as set forth on the APBO Schedule and, if applicable, as adjusted as set forth on the Option Schedule and the Schedule, and the Appreciation Amount, as set forth on the Appreciation Amount Certificate, shall be final and binding on the Company and the Grantee for purposes of this Agreement.

          (5) If, prior to the date of the Vesting Termination, there shall have been any Public Offering, then, as promptly as practicable, but in any event within 30 days following the date of the Vesting Termination, the Company shall deliver to the Grantee, in lieu of delivering the Appreciation Amount Certificate and other documentation referred to in this Section 3.2 and making the financial statements available, a certificate of the chief financial officer of the Company setting forth the Market Price Per Share and stating that the Market Price Per Share has been computed in accordance with Section 3.2(a)(1) (the "Market Price Certificate"). The Market Price Per Share set forth on the market Price Certificate shall be final and binding on the Company and the Grantee for purposes of this Agreement.

          (6) The Grantee shall keep the Appreciation Amount Certificate, the Market Price Certificate, the financial statements and any other documentation provided in connection with any of the foregoing confidential, shall not use any such material or any information contained therein for any purpose other than to verify the amounts due him in respect of the Vested Reference Shares and to assist him in making a determination as to whether to retain any Vested Reference Shares, and shall not disclose any such material or any information contained therein to anyone other than his legal or financial advisors who have agreed in writing to the equivalent confidentiality, non-use and non-disclosure provisions contained in this paragraph.

                   (b) Any payment provided for in Section 3.1(a) hereof in respect of the Cashed-out Vested Reference Shares shall take place at the principal office of the Company on the later of (A) 40 days after the Date of Determination of the Book Value of the Company and (B) (if applicable) 70 days after the appointment of a Legal


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Representative (such later date, the "Original Closing Date").  Subject to
Section 3.2(c) hereof, on the Original Closing Date, the Company shall deliver to the Grantee, in full payment for the Cashed-out Vested Reference Shares, a check payable to the order of the Grantee, in the amount equal to the product of the Appreciation Amount and the number of Cashed-out Vested Reference Shares (the "Aggregate Appreciation Amount").

                   (c) The Grantee understands and agrees that payment of the Aggregate Appreciation Amount by the Company may require the consent of some or all of the lenders pursuant to credit agreements to which the Company and/or any of its affiliates are now or hereafter may become parties. If the Company cannot pay the Aggregate Appreciation Amount by the Original Closing Date because of the failure of the Company or its affiliates, for whatever reason, to receive any necessary consent from the lenders for any other reason not within the control of the Company or its affiliates, then the closing shall take place on the third business day after which the payment may be made (the "Deferred Closing Date"). In the case of any delay in the payment of the Aggregate Appreciation Amount, there shall be paid on the Deferred Closing Date, together with the Aggregate Appreciation Amount, interest on the Aggregate Appreciation Amount from (and including) the Original Closing Date to (but not including) the Deferred Closing Date, at an annual rate equal to the rate of interest publicly announced by Chemical Bank from time to time as its reference rate.

              3.3 OTHER PAYMENTS IN RESPECT OF REFERENCE SHARES. If (i) Gulfstream Partners, a New York limited partnership ("Gulfstream Partners"), Gulfstream Partners II, a New York limited partnership "Gulfstream Partners II"), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV, a New York limited partnership ("MBO-IV"; Gulfstream Partners, Gulfstream Partners II and MBO-IV are collectively referred to as the "FL & Co. Companies"), sell all or a portion of the shares of Common Stock owned by either of the FL & Co. Companies to any person who is not an affiliate or a partner of either of the FL & Co. Companies or an affiliate of such partner (a "Third Party") or (ii) there occurs a Public Offering of all or a portion of the shares of Common Stock owned by any of the FL & Co. Companies (each, a "Section 3.3 Transaction"), the Grantee may elect to receive a payment in respect of the same percentage of the Grantee's Reference Shares outstanding on the date of the closing of the Section 3.3 Transaction as the FL & Co. Companies propose to sell in the Section 3.3 Transaction of the aggregate number of shares of Common Stock owned by the FL & Co. Companies (such Reference Shares are referred to as the "Paid-out Reference Shares"). The FL & Co. Companies proposing to sell shares of Common Stock in a Section 3.3 Transaction shall notify the Grantee in writing of their intention to effect such a sale, the nature and per share amount of consideration to be paid in the Section 3.3 Transaction and the other material terms and conditions of such proposed sale at least 10 days prior to the closing of any such proposed Section 3.3 Transaction. The amount of such payment in respect of each Paid-out Reference Share (the "Section 3.3 Amount")


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shall be equal to the excess, if any, of (A) the per share Common Stock price received by the FL & Co. Companies in the Section 3.3 Transaction over (B) the Base Price. If the Grantee elects to receive payment pursuant to this Section 3.3, the Grantee shall pay and be responsible for his proportionate share of any expenses and shall be responsible for his proportionate share of any liabilities and obligations (including liabilities and obligations for indemnification, amounts paid into escrow, post-closing purchase price adjustments and, in the case of a Public Offering, indemnification of the underwriters, on a proportionate basis, to the same extent as the FL & Co. Companies are required to indemnify such underwriters) (collectively, "Sale Obligations") incurred in connection with such sale or Public Offering that are not paid by the Company.

              3.4 SECTION 3.1 ADJUSTMENTS. (a) If (1) the Grantee is Terminated, and (2) either of the FL & Co. Companies, within 90 days following the date of Termination, shall sell part or all of their shares of Common Stock in a Section 3.3 Transaction (or shall agree in writing to sell part or all of their Common Stock, provided such sale is consummated (which, in the case of a Public Offering, shall mean having a registration statement declared effective) within the later of (i) such 90 days and (ii) two months of the date of such agreement), and (3) prior to the closing of such Section 3.3 Transaction, any of the Grantee's Reference Shares shall have terminated and ceased to be outstanding by reason of the Grantee's Termination (the "Terminated Reference Shares") (regardless of whether any payment has been made in respect of such Terminated Reference Shares) so that the Grantee was unable to participate in the Section 3.3 Transaction with respect to the Terminated Reference Shares, then the Grantee shall be entitled to receive from the Company an additional amount (the "Adjustment Amount") equal to the excess, if any, of (a) the amount (net of the Grantee's proportionate share of Sale Obligations) which the Grantee would have been entitled to receive pursuant to Section 3.3 hereof had the Grantee been the holder of the Terminated Reference Shares at the time of such sale or Public Offering, as the case may be, and had the Grantee participated in such sale or Public Offering pursuant to Section 3.3 hereof with respect to the Permitted Percentage (as defined below) of the Terminated Reference Shares, over
(b) the Aggregate Appreciation Amount, if any, paid or payable to the Grantee in respect of the Permitted Percentage of Terminated Reference Shares. The term "Permitted Percentage" shall mean the percentage participation permitted to the Grantee pursuant to Section 3.3 hereof. Subject to Section 3.4(b) hereof, the Adjustment Amount, if any, shall be paid to the Grantee, by check on the 20th day (the "Original Adjustment Payment Date") from the date of the closing of the sale or the closing of the Public Offering, as the case may be.

                   (b) The Grantee understands and agrees that any payment of an Adjustment Amount by the Company pursuant to this Section 3.4 may require the consent of some or all of the lenders pursuant to credit agreements to which the Company and/or any of its affiliates are now or hereafter may become parties. If, on the Original


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Adjustment Payment Date, payment of the Adjustment Amount cannot be made because the Company or any of its affiliates has failed, for whatever reason, to receive any necessary consent from the lenders or for any other reason not within the control of the Company or its affiliates, then the payment shall be made within three business days after the date on which the Company becomes able to pay the Adjustment Amount (the "Deferred Payment Date"). In the case of such a delay, there shall be paid on the Deferred Payment Date, together with the Adjustment Amount, interest on the Adjustment Amount from (and including) the Original Adjustment Payment Date to (but not including) the Deferred Payment Date, at an annual rate equal to the rate of interest publicly announced by Chemical Bank from time to time as its reference rate.

              3.5 SALE BY FL & CO. COMPANIES OF ALL THEIR COMMON STOCK. Notwithstanding any other provision of this Agreement, if the FL & Co. Companies shall propose to sell or exchange (in a business combination or otherwise) all their shares of Common Stock and other shares of capital stock of the Company in a bona fide arm's length transaction (a "Section 3.5 Transaction"), the FL & Co. Companies, at their option, may provide in the agreement evidencing the Section
3.5 Transaction or any agreement ancillary thereto that the Grantee shall be paid in respect of each Reference Share held by the Grantee on the date such
Section 3.5 Transaction is consummated, in full satisfaction of any and all obligations which the Company may have to the Grantee hereunder, an amount (the "Section 3.5 Amount") equal to the excess, if any, of (A) the per share Common Stock price received by the FL & Co. Companies in the Section 3.5 Transaction, over (B) the Base Price. In calculating the aggregate consideration paid with respect to the Common Stock in the Section 3.5 Transaction, the Board of Directors of the Company, in good faith, shall determine the fair market value of all property (other than cash) received in the Section 3.5 Transaction and its determination shall be final and binding upon the Grantee and the Company for the purposes of this Agreement. The Grantee shall pay and be responsible for his proportionate share of all Sale Obligations incurred in connection with such sale that are not paid by the Company.

          4.  PROHIBITED ACTIVITIES.

              4.1 PROHIBITION AGAINST CERTAIN ACTIVITIES. The Grantee agrees that (a) he will not at any time during his employment (other than in the course of his employment) with the Company or any affiliate thereof, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his own account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of his employment with the Company or any affiliate thereof, no matter from where or in what manner the Grantee may have acquired such knowledge or information, and he shall retain all such knowledge and information in trust for the benefit of the Company, its affiliates and the successors and assigns of any of them, (b) if he is Terminated, he will not for three years following the


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Termination directly or indirectly solicit for employment, including, without limitation, recommending to any subsequent employer the solicitation for employment of, any person who is employed by the Company or any affiliate thereof, and (c) he will not at any time during his employment or after any Termination publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Company or any affiliate of the Company, including Forstmann Little & Co., or in any way adversely affecting or otherwise maligning the business or reputation of any of the foregoing entities (any activity described in clause (a), (b) or (c) of this Section 4.1 being herein referred to as a "Prohibited Activity").

              4.2 RIGHT TO TERMINATE THE RIGHT. The Grantee understands that the Company is granting to the Grantee the Right hereunder to reward the Grantee for the Grantee's future efforts and loyalty to the Company and its affiliates by giving the Grantee the opportunity to participate in the potential future appreciation of the Company. Accordingly, (a) if the Grantee engages in any Prohibited Activity, or (b) if, at any time during the Grantee's employment with the Company or any affiliate or during the three years following the Grantee's Termination, the Grantee engages in any Competitive Activity (as defined below), or (c) if, at any time (whether during the Grantee's employment or after any Termination), the Grantee is convicted of a crime against the Company or any affiliate, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice to the Grantee (the "Forfeiture Notice"), to terminate the Right without any payment with respect thereto or any further action by the parties, and all Reference Shares then held by the Grantee shall terminate and cease to be outstanding and shall then be of no further effect.

         The term "Competitive Activity" shall mean engaging in any of the following activities: (i) serving as a director of any Competitor (as defined below), (ii) directly or indirectly through one or more intermediaries (X) controlling any Competitor or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding), or (iii) employment by (including serving as an officer of) or providing consulting services to any Competitor; provided, however, that, if the Competitor has more than one discrete and readily distinguishable part of its business, employment by or providing consulting services to the Competitor shall be Competitive Activity only if (1) the employment is by, at, or involving the part of the Competitor's business that competes with any of the businesses conducted by the Company or any of its subsidiaries or any affiliate of the Company of which the Grantee owns shares of capital stock or any other equity interest on the date of Termination (the "Competing Operations"), including serving in a capacity where any person at the Competing Operations reports to him, or (2) the consulting services provided are to or involving the


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Competing Operations.  The term "Competitor" shall mean any person (other than the Company or any of its affiliates) that competes either directly or indirectly with any of the businesses conducted, on the date the Grantee is Terminated, by the Company or any of its subsidiaries or any affiliate of the Company of which the Grantee owns shares of capital stock or any other equity interest on the date of Termination.

              4.3 LIMITATION ON PAYMENTS. Notwithstanding anything to the contrary set forth in Section 3 hereof, the Grantee shall not be entitled to receive any payment in respect of the Grantee's Reference Shares pursuant to any of the provisions of Section 3 hereof, if at or prior to the time such amount is otherwise payable (the "Transaction Closing"), the Company would be or would have been entitled to exercise its right to terminate the Right pursuant to
Section 4.2 hereof. The Company may request the Grantee to prove to the reasonable satisfaction of the Company that the Grantee has not at any time during the period set forth in clause (b) of Section 4.2 hereof (or since the date hereof until the date of the request, if a shorter period) engaged in any Competitive Activity; in which event, notwithstanding the provisions of Section 3 hereof, the Grantee shall not be entitled to receive any payment in respect of the Reference Shares unless and until the Grantee first provides such proof to the reasonable satisfaction of the Company. If the Grantee fails to provide such proof to the reasonable satisfaction of the Company prior to the date of the Transaction Closing, or if the Company could have exercised its right to terminate the Right by reason of Section 4.2 hereof prior to the date of the Transaction Closing, the Company may terminate the Right and, if the Company terminates the Right, all Reference Shares then held by the Grantee shall cease to be outstanding and shall then be of no further effect.

          5. TERMINATION OF RIGHT. (a) (i) All Reference Shares, other than any Vested Reference Shares, shall terminate and cease to be outstanding on the date of the Grantee's Termination; (ii) all Cashed-out Vested Reference Shares shall terminate and cease to be outstanding on the Election Date; (iii) the Paid-out Reference Shares in respect of any Section 3.3 Transaction shall terminate and cease to be outstanding upon payment of the Section 3.3 Amount (net of the Grantee's proportionate share of the Sale Obligations with respect to such transaction); (iv) all Reference Shares held by the Grantee at the date of consummation of a Section 3.5 Transaction shall terminate and cease to be outstanding upon payment of the Section 3.5 Amount for such Reference Shares (net of the Grantee's proportionate share of Sale Obligations with respect to such transaction); (v) all Reference Shares then outstanding shall terminate and cease to be outstanding upon the giving of a Forfeiture Notice; and (vi) all Reference Shares then outstanding shall terminate and cease to be outstanding on the date that is ten years and one day from the date hereof; in each case, without any action of the parties.

              (b) This Right shall terminate when all the Grantee's Reference Shares shall have terminated and ceased to be outstanding.

              (c)  Notwithstanding paragraphs (a) and (b) of this Section 5,
(i) with respect to any Section 3.3 Transaction or Section 3.5 Transaction, the Grantee shall be entitled to his proportionate share of any reserve or other amounts withheld (whether by the purchaser or by the FL & Co. Companies) from the proceeds of such transaction if and to the extent that any amounts from such reserve become available for distribution, and (ii) if payment of any portion of the Aggregate Appreciation Amount or Adjustment Amount shall have been deferred pursuant to Section 3.2(c) or 3.4(b), as the case may be, the Grantee's right to receive such deferred payment shall continue pursuant to and in accordance with the provisions of Section 3.2(c) or Section 3.4(b) hereof, as the case may be. Except as provided in this paragraph (c), the Grantee shall have no further rights with respect to any Reference Shares that have terminated and ceased to be outstanding, effective upon such termination.

          6. ADJUSTMENTS. The Board of Directors of the Company shall make appropriate adjustments to the number of Reference Shares covered by the Right and to the Base Price to reflect any Capital Transaction effected after the date hereof and prior to the date of termination of the Right. The Board of Directors' adjustment shall be final and binding on the Company and the Grantee for purposes of this Agreement. No adjustment provided for in this Section 6 shall require a fractional Reference Share to be granted to cover the Right and the total adjustment with respect to this Agreement shall be limited accordingly.

          7. POWER OF ATTORNEY. (a) The Grantee hereby irrevocably appoints Gulfstream Partners (the "Representative") the Grantee's true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Grantee's name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents in connection with this Agreement as the Representative shall deem necessary or appropriate in connection with any
Section 3.3 Transaction or Section 3.5 Transaction, as the case may be, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Grantee any payments made in respect of the Grantee's Reference Shares in connection with the Section 3.3 Transaction or Section 3.5 Transaction, as the case may be, to hold back from any such payments the Grantee's proportionate share of the Sale Obligations, and to take any actions in connection with the Section 3.3 Transaction or Section 3.5 Transaction, as the case may be. The Grantee hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Grantee's Representative.

              (b) In acting for the Grantee pursuant to the appointment set forth in paragraph (a) hereof, the Representative shall not be responsible to the Grantee for any loss or damage the Grantee may suffer by reason of the performance of the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder.

The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Grantee in all matters referred to in this
Section 7.

              (c) Notwithstanding the foregoing, this power of attorney does not empower the Representative to make any election on behalf of the Grantee to receive any payment under Section 3.3 hereof in respect of his Reference Shares.

          8.  MISCELLANEOUS.

              8.1  RULES OF CONSTRUCTION.  (a)   In this Agreement, unless the
context otherwise requires, words in the singular number or in the plural number shall each include the singular number and the plural number, words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

                   (b) The term "affiliate" shall mean any person directly or indirectly controlling, controlled by, or under common control with the person of which it is an affiliate.

                   (c) The term "control" shall mean, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of equity interests, by contract or otherwise.

                   (d) The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                   (e) There shall be included within the term "Company" any successor to Gulfstream Aerospace Corporation by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

                   (f) There shall be included within the term "Common Stock" any Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

              8.2 RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of

Directors of the Company. Any determination made hereunder shall be final and binding for all purposes.

              8.3 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

              8.4 SEVERABILITY. Should any provision of this Agreement be held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

              8.5 NOTICE. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                  (a)   If to the Company, to:
                        Gulfstream Aerospace Corporation
                        P.O. Box 2206
                        Savannah, Georgia  31402
                        Attention:  Donald L. Mayer, Esq.

                         with copies to:

                        Forstmann Little & Co.
                        767 Fifth Avenue, 44th Floor
                        New York, New York  10153
                        Attention:  Mr. Nicholas C. Forstmann

                        Fried, Frank, Harris, Shriver & Jacobson
                        One New York Plaza
                        New York, New York  10004
                        Attention:  Robert C. Schwenkel, Esq.

                   (b) If to the Grantee, at the address as reflected in the records of the Company.

              8.6 SUCCESSORS IN INTEREST. This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.

              8.7 MODIFICATION OF AGREEMENT. This Agreement may be modified, amended, suspended or terminated by the parties hereto; provided that the Company may modify, amend, suspend or terminate this Agreement without any further action by the Grantee if such modification, amendment, suspension or termination does not adversely affect the Grantee's rights hereunder. Any terms, covenants, representations or conditions may be waived by the parties hereto, but only in a writing signed by the party which is entitled to the benefits of such waived term, covenant, representation or condition.

              8.8 HEADINGS: EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

              8.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

              8.10 WITHHOLDING. The Company shall have the right to deduct from any amount payable under this Agreement or otherwise any taxes or other amounts to the extent required by law to be withheld.

              8.11 NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement shall not confer upon the Grantee any right with respect to continuance of employment by the Company or any affiliate thereof, nor shall it interfere in any way with the right of the Company or any affiliate thereof to terminate the Grantee's employment at any time.

    IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.


                                  GULFSTREAM AEROSPACE CORPORATION


                                  By:_________________________________
                                     Title:


                                  ____________________________________
                                  Grantee:


              (FOR GRANTEES RESIDING IN COMMUNITY PROPERTY STATES ONLY)


    The undersigned acknowledges that the undersigned has read the foregoing agreement between Gulfstream Aerospace Corporation and the undersigned's spouse, understands that the agreement provides for the grant of a stock appreciation right to the undersigned's spouse, which right is subject to certain restrictions reflected in such agreement, and agrees to be bound by the foregoing agreement.


                                  ____________________________________
                                  Grantee's Spouse